Exhibit 1(a)

                             SWEPCo Capital Trust I
                          (a Delaware Statutory Trust)
                       Flexible Trust Preferred Securities
                      (Five Year Initial Fixed Rate Period)
               (Liquidation Amount $1,000 Per Preferred Security)

                             UNDERWRITING AGREEMENT
                               September 26, 2003

         AGREEMENT (the "Agreement") made between SWEPCo Capital Trust I (the "Trust"), a statutory trust organized under the Statutory Trust Act (the "Delaware Act") of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 DEL. C. (ss.) 3801 ET SEQ.), and Southwestern Electric Power Company, a Delaware corporation (the "Company" and, together with the Trust, the "Offerors"), with you and the other Underwriters named in Schedule I hereto (collectively, the "Underwriters"), for whom you are acting as representative (in such capacity, you shall hereinafter be referred to as the "Representative"), with respect to the sale by the Trust and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Flexible Trust Preferred Securities (Five Year Initial Fixed Rate Period) (Liquidation Amount $1,000 per Preferred Security) of the Trust (the "Preferred Securities") set forth in Exhibit 1.

                                   WITNESSETH:

         WHEREAS, the Preferred Securities will be guaranteed by the Company with respect to distributions and payments upon liquidation, redemption and otherwise (the "Guarantee") pursuant to the Guarantee Agreement (the "Guarantee Agreement"), to be dated as of September 1, 2003, between the Company and The Bank of New York, a New York banking corporation, as trustee (the "Guarantee Trustee")(the Preferred Securities and the related Guarantee are referred to herein as the "Securities"); and

         WHEREAS, the Offerors understand that the Underwriters propose to make a public offering of the Preferred Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered; and

         WHEREAS, the entire proceeds from the sale of the Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the "Common Securities") and will be used by the Trust to purchase $113,403,000 aggregate principal amount of Series B Junior Subordinated Debentures due October 1, 2043 (the "Junior Subordinated Debentures") to be issued by the Company; and

         WHEREAS, the Preferred Securities and the Common Securities will be issued pursuant to an Amended and Restated Trust Agreement, to be dated as of September 1, 2003 (the "Trust Agreement"), among the Company, as Depositor, Geoffrey S. Chatas and Jeffrey D. Cross (the "Administrative Trustees"), The Bank of New York (Delaware) (the "Delaware Trustee"), The Bank of New York, a New York banking corporation (the


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"Property Trustee" and, together with the Delaware Trustee and the
Administrative Trustees, the "Trustees"), and the holders from time to time of undivided beneficial interests in the assets of the Trust; and

         WHEREAS, the Junior Subordinated Debentures will be issued pursuant to an indenture, dated as of September 1, 2003 (the "Base Indenture"), between the Company and The Bank of New York, a New York banking corporation, as trustee (the "Debt Trustee"), and a First Supplemental Indenture to the Base Indenture, to be dated as of October 1, 2003 (the "Supplemental Indenture" and, together with the Base Indenture and any other amendments or supplements thereto, the "Indenture"), between the Company and the Debt Trustee; and

         WHEREAS, the Company and the Trust will enter into an Agreement as to Expenses and Liabilities to be dated as of September 1, 2003 (the "Agreement as to Expenses and Liabilities") pursuant to which the Company will guarantee on a subordinated basis to each person or entity to whom the Trust may be indebted or liable, the full payment of such obligations; and

         WHEREAS, the Company and the Trust will enter into a Remarketing Agreement dated as of October 1, 2003 with Lehman Brothers Inc. (the "Remarketing Agreement"), as remarketing agent (the "Remarketing Agent"), providing, among other things, that the Remarketing Agent will follow certain remarketing procedures relating to the Preferred Securities; and

         WHEREAS, the Company and the Trust will enter into a Calculation Agent Agreement, to be dated as of October 1, 2003 with The Bank of New York (the "Calculation Agent Agreement"), as calculation agent (the "Calculation Agent"), providing, among other things that the Calculation Agent will follow certain procedures relating to the Preferred Securities; and

         WHEREAS, the Offerors have prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended (the Act), with the Securities and Exchange Commission (the Commission), a registration statement (File No. 333-108045) and a prospectus relating to $600,000,000 aggregate principal amount of securities including the Securities and such registration statement has become effective; and

         WHEREAS, such registration statement, including the financial statements, the documents incorporated or deemed incorporated therein by reference, and the exhibits thereto, being herein called the Registration Statement, and the prospectus, including the documents incorporated or deemed incorporated therein by reference, constituting a part of such Registration Statement, as it may be last amended or supplemented prior to the effectiveness of this Agreement, but excluding any amendment or supplement relating solely to securities other than the Securities, being herein called the Basic Prospectus, and the Basic Prospectus, as supplemented by a preliminary prospectus supplement and a final prospectus supplement (the Prospectus Supplement) to include information relating to the Securities, including the names of the Underwriters, the price and terms of the offering and


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

certain other information relating to the Securities, which will be filed with the Commission pursuant to Rule 424(b) of the Commission's General Rules and Regulations under the Act (the Rules), including all documents then incorporated or deemed to have been incorporated therein by reference, being herein called the Prospectus.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, it is agreed between the parties as follows:

         1. PURCHASE AND SALE: Upon the basis of the warranties and representations and on the terms and subject to the conditions herein set forth, the Trust agrees to sell to the respective Underwriters named in Exhibit 1 hereto, severally and not jointly, and the respective Underwriters, severally and not jointly, agree to purchase from the Trust, the respective number of Preferred Securities set opposite their names in Exhibit 1 hereto, at a price per security equal to the public offering price set forth in Exhibit 2 hereto.

         2. PAYMENT AND DELIVERY: Payment for the Preferred Securities shall be made to the Trust in immediately available funds or in such other manner as the Trust, the Company and the Representative shall mutually agree upon in writing, upon the delivery of the Preferred Securities to the Representative for the respective accounts of the Underwriters against receipt therefor signed by the Representative on behalf of itself and for the other Underwriters. Such delivery shall be made at 10:00 A.M., New York Time, on October 1, 2003 (or on such later business day, not more than five business days subsequent to such day, as may be mutually agreed upon by the Trust, the Company and the Underwriters), unless postponed in accordance with the provisions of Section 8 hereof, at the office of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, or at such other place as the Trust, the Company and the Representative shall mutually agree in writing. The time at which payment and delivery are to be made is herein called the Time of Purchase.

                  As compensation to the Underwriters for their commitments hereunder and in view of the fact that the proceeds of the sale of the Preferred Securities will be used to purchase the Junior Subordinated Debentures of the Company, the Company hereby agrees to pay at the Time of Purchase to the Representative, for the accounts of the several Underwriters, a commission per Preferred Security as set forth on Exhibit 2 for the Preferred Securities to be delivered by the Trust hereunder at the Time of Purchase.

                  The delivery of the Preferred Securities shall be made in fully registered form, registered in the name of CEDE & CO., to the offices of The Depository Trust Company in New York, New York and the Underwriters shall accept such delivery.

         3. CONDITIONS OF UNDERWRITERS' OBLIGATIONS: The several obligations of the Underwriters hereunder are subject to the accuracy of the warranties and representations on the part of the Offerors on the date hereof and at the Time of Purchase and to the following other conditions:

                  (a) That all legal proceedings to be taken and all legal opinions to be rendered in connection with the issue and sale of the Preferred Securities shall be satisfactory in form and substance to Dewey Ballantine LLP, counsel to the Underwriters.

                  (b) That, at the Time of Purchase, the Representative shall be furnished with the following opinions, dated the day of the Time of Purchase, with conformed copies or signed counterparts thereof for the other Underwriters, with such changes therein as may be agreed upon by the Company and the Representative with the approval of Dewey Ballantine LLP, counsel to the Underwriters:

                           (1) Opinion of Simpson Thacher & Bartlett LLP and either of Thomas G. Berkemeyer, Esq. or William
                                E. Johnson, Esq., counsel to the Offerors, substantially in the forms attached hereto as
                                Exhibit 3; and

                           (2) Opinion of Richards, Layton & Finger, P.A., Delaware counsel to the Trust, substantially in the form attached hereto as Exhibit 4; and

                           (3) Opinion of Richards, Layton & Finger, P.A., Delaware counsel to the Delaware Trustee, substantially in the form attached hereto as
                                Exhibit 5; and

                           (4) Opinion of Pillsbury Winthrop LLP, counsel to the Property Trustee, the Guarantee Trustee, the Debt Trustee and the Calculation Agent, substantially in the form attached hereto as
                                Exhibit 6; and

                           (5) Opinion of Dewey Ballantine LLP, counsel to the Underwriters, substantially in the form attached hereto as Exhibit 7.

                  (c) That the Representative shall have received a letter from Deloitte & Touche LLP dated the day of the Time of Purchase in form and substance satisfactory to the Representative, (i) confirming that they are independent certified public accountants within the meaning of the Act and the applicable published rules and regulations of the Commission thereunder; (ii) stating that in their opinion the financial statements audited by them and included or incorporated by reference in the Registration Statement complied as to form in all material respects with the then applicable accounting requirements of the Commission, including the applicable published rules and regulations of the Commission; and (iii) covering as of a date not



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                           more than five business days prior to the day of the
                           Time of Purchase such other matters as the Representative reasonably requests.

                  (d) That no amendment to the Registration Statement and that no prospectus or prospectus supplement of the Offerors (other than the prospectus or amendments, prospectuses or prospectus supplements relating solely to securities other than the Preferred Securities) relating to the Preferred Securities and no document which would be deemed incorporated in the Prospectus by reference filed subsequent to the date hereof and prior to the Time of Purchase shall contain material information substantially different from that contained in the Registration Statement which is unsatisfactory in substance to the Representative or unsatisfactory in form to Dewey Ballantine LLP, counsel to the Underwriters.

                  (e) That, at the Time of Purchase, an appropriate order of the Commission under the Public Utility Holding Company Act of 1935 (the 1935 Act), necessary to permit the issuance of the Common Securities, the Junior Subordinated Debentures and Guarantee and the sale of the Preferred Securities to the Underwriters, shall be in effect; and that, prior to the Time of Purchase, no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act by the Commission or proceedings therefor initiated.

                  (f) That, from the date hereof to the Time of Purchase, there shall not have been any material adverse change in the business, properties or financial condition of the Offerors from that set forth in the Prospectus (other than changes referred to in or contemplated by the Prospectus), and that the Company and the Trust shall, at the Time of Purchase, have delivered to the Representative a certificate of an executive officer of the Company and of an Administrative Trustee of the Trust to the effect that, to the best of his knowledge, information and belief, there has been no such change.

                  (g) That the Offerors shall have performed such of their respective obligations under this Agreement as are to be performed at or before the Time of Purchase by the terms hereof.

         4. CERTAIN COVENANTS OF THE OFFERORS: In further consideration of the agreements of the Underwriters herein contained, the Offerors covenant as follows:

                  (a) As soon as practicable, and in any event within the time prescribed by Rule 424 under the Act, to file the Prospectus with the Commission; as soon as either Offeror is advised thereof, to advise the Representative and confirm the advice in writing of any request



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

                           made by the Commission for amendments to the Registration Statement or Prospectus or for additional information with respect thereto or of the entry of a stop order suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceedings for that purpose and, if such a stop order should be entered by the Commission, to make every reasonable effort to obtain the prompt lifting or removal thereof.

                  (b) To deliver to the Underwriters, without charge, as soon as practicable (and in any event within 24 hours after the date hereof), and from time to time thereafter during such period of time (not exceeding nine months) after the date hereof as they are required by law to deliver a prospectus, as many copies of the Prospectus (as supplemented or amended if the Offerors shall have made any supplements or amendments thereto, other than supplements or amendments relating solely to securities other than the Preferred Securities) as the Representative may reasonably request; and in case any Underwriter is required to deliver a prospectus after the expiration of nine months after the date hereof, to furnish to any Underwriter, upon request, at the expense of such Underwriter, a reasonable quantity of a supplemental prospectus or of supplements to the Prospectus complying with Section 10(a)(3) of the Act.

                  (c) To furnish to the Representative a copy, certified by the Secretary or an Assistant Secretary of the Company, of the Registration Statement as initially filed with the Commission and of all amendments thereto (exclusive of exhibits), other than amendments relating solely to securities other than the Preferred Securities and, upon request, to furnish to the Representative sufficient plain copies thereof (exclusive of exhibits) for distribution to the other Underwriters.

                  (d) For such period of time (not exceeding nine months) after the date hereof as they are required by law to deliver a prospectus, if any event shall have occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not contain any untrue statement of a material fact or not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, forthwith to prepare and furnish, at the expense of the Offerors, to the Underwriters and to dealers (whose names and addresses will be furnished to the Offerors by the Representative) to whom Preferred Securities may have been sold by the Representative for the accounts of the Underwriters and, upon request, to any other dealers making such request, copies of such amendments to the Prospectus or supplements to the Prospectus.


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


                  (e) As soon as practicable, the Company will make generally available to its security holders and to the Underwriters an earnings statement or statement of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

                  (f) To use their best efforts to qualify the Preferred Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions as the Representative may designate within six months after the date hereof and itself to pay, or to reimburse the Underwriters and their counsel for, reasonable filing fees and expenses in connection therewith in an amount not exceeding $3,500 in the aggregate (including filing fees and expenses paid and incurred prior to the effective date hereof), provided, however, that the Offerors shall not be required to qualify as foreign corporations or to file consents to service of process or to file annual reports or to comply with any other requirements deemed by the Offerors to be unduly burdensome.

                  (g) To pay all expenses, fees and taxes (other than transfer taxes on resales of the Preferred Securities by the respective Underwriters) in connection with the issuance and delivery of the Preferred Securities, except that the Offerors shall be required to pay the fees and disbursements (other than disbursements referred to in paragraph (f) of this Section 4) of Dewey Ballantine LLP, counsel to the Underwriters, only in the events provided in paragraph (h) of this Section 4 and paragraph (a) of
                           Section 7, the Underwriters hereby agreeing to pay such fees and disbursements in any other event.

                  (h) If the Underwriters shall not take up and pay for the Preferred Securities due to the failure of the Offerors to comply with any of the conditions specified in Section 3 hereof, or, if this Agreement shall be terminated in accordance with the provisions of Section 8 or 9 hereof, to pay the fees and disbursements of Dewey Ballantine LLP, counsel to the Underwriters, and, if the Underwriters shall not take up and pay for the Preferred Securities due to the failure of the Offerors to comply with any of the conditions specified in Section 3 hereof, to reimburse the Underwriters for their reasonable out-of-pocket expenses, in an aggregate amount not exceeding a total of $10,000, incurred in connection with the financing contemplated by this Agreement.

                  (i) During the period from the date hereof and continuing to and including the earlier of (i) the date which is after the Time of Purchase on which the distribution of the Preferred Securities ceases,


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

                           as determined by the Representative in its sole discretion, and (ii) the date which is 30 days after the Time of Purchase, the Offerors agree not to offer, sell, contract to sell or otherwise dispose of any Preferred Securities of the Trust or any substantially similar securities of the Trust without the consent of the Representative.

         5. WARRANTIES OF THE OFFERORS: The Offerors jointly and severally represent and warrant to, and agree with you, as set forth below:

                  (a) the Registration Statement on its effective date complied with the applicable provisions of the Act and the rules and regulations of the Commission and the Registration Statement at its effective date did not, and at the Time of Purchase will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Basic Prospectus on the date of this Agreement and the Prospectus when first filed in accordance with Rule 424(b) complies, and at the Time of Purchase the Prospectus will comply, with the applicable provisions of the Act and the Trust Indenture Act of 1939, as amended (the 1939 Act), and the rules and regulations of the Commission, the Basic Prospectus on the date of this Agreement and the Prospectus when first filed in accordance with Rule 424(b) under the Act do not, and the Prospectus at the Time of Purchase will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the Offerors make no warranty or representation to the Underwriters with respect to any statements or omissions made in the Registration Statement, the Basic Prospectus or the Prospectus in reliance upon and in conformity with information furnished in writing to the Offerors by, or through the Representative on behalf of, any Underwriter expressly for use in the Registration Statement, the Basic Prospectus or Prospectus, or to any statements in or omissions from that part of the Registration Statement that shall constitute the Statement of Eligibility under the 1939 Act of any indenture or other trustee under an indenture, trust or other agreement of either Offeror.

                  (b) As of the Time of Purchase, the Indenture will have been duly authorized by the Company and duly qualified under the 1939 Act and, when executed and delivered by the Trustee and the Company, will constitute a legal, valid and binding instrument enforceable against the Company in accordance with its terms and such Junior Subordinated Debentures will have been duly authorized, executed, authenticated and, when paid for by the purchasers thereof, will constitute legal, valid and binding obligations of the Company


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

                           entitled to the benefits of the Indenture, except as the enforceability thereof may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights in general, and except as the availability of the remedy of specific performance is subject to general principles of equity (regardless of whether such remedy is sought in a proceeding in equity or at law), and by an implied covenant of good faith and fair dealing (collectively, the "Enforceability Exceptions").

                  (c) The documents incorporated by reference in the Registration Statement or Prospectus, when they were filed with the Commission, complied in all material respects with the applicable provisions of the 1934 Act and the rules and regulations of the Commission thereunder, and as of such time of filing, when read together with the Prospectus, none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise referred to or contemplated therein, there has been no material adverse change in the business, properties or financial condition of the Offerors.

                  (e) This Agreement has been duly authorized, executed and delivered by the Offerors.

                  (f) The consolidated financial statements of the Company and its consolidated subsidiaries together with the notes thereto, included or incorporated by reference in the Prospectus present fairly the financial position of the Company at the dates or for the periods indicated; said consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles applied, apart from reclassifications disclosed therein, on a consistent basis throughout the periods involved; and the selected consolidated financial information of the Company included in the Prospectus presents fairly the information shown therein and has been compiled, apart from reclassifications disclosed therein, on a basis consistent with that of the audited financial statements of the Company included or incorporated by reference in the Prospectus.

                  (g) There is no pending action, suit, investigation, litigation or proceeding, including, without limitation, any environmental



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                           action, affecting the Offerors before any court,
                           governmental agency or arbitration that is reasonably likely to have a material adverse effect on the business, properties, financial condition or results of operations of the Offerors, except as disclosed in the Prospectus.

                  (h) The Company has due corporate authority to enter into and perform its obligations under the Trust Agreement and the Guarantee Agreement and to purchase, own, and hold the Common Securities issued by the Trust and to issue and deliver the Guarantee.

                  (i) The Trust has been duly created and is validly existing and in good standing as a statutory trust under the Delaware Statutory Trust Act with the power and authority to own property and to conduct its business as described in the Registration Statement and Prospectus and to enter into and perform its obligations under this Agreement and the Trust Agreement; the Trust is duly qualified to transact business as a foreign company and is in good standing in any other jurisdiction in which such qualification is necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Trust; the Trust is not a party to or otherwise bound by any agreement other than those described in the Prospectus; the Trust is and will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation; and the Trust is and will be accounted for pursuant to generally accepted accounting principles.

                  (j) The Common Securities have been duly authorized by the Trust Agreement and, when issued and delivered by the Trust to the Company against payment therefor as described in the Registration Statement and Prospectus, will be validly issued and (subject to the terms of the Trust Agreement) fully paid and non-assessable undivided beneficial interests in the Trust and will conform in all material respects to all statements relating thereto contained in the Prospectus; the issuance of the Common Securities is not subject to preemptive or other similar rights; and, at the Time of Purchase, all of the issued and outstanding Common Securities of the Trust will be directly owned by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right.

                  (k) The Trust Agreement has been duly authorized by the Company and, at the Time of Purchase, will have been duly executed and delivered by the Company and the Administrative Trustees, and assuming due authorization, execution and delivery of the Trust

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

                           Agreement by the Delaware Trustee and the Property Trustee, the Trust Agreement will, at the Time of Purchase, be a valid and binding obligation of the Company and the Administrative Trustees, enforceable against the Company and the Administrative Trustees in accordance with its terms, except to the extent that enforcement thereof may be limited by the Enforceability Exceptions and will conform in all material respects to all statements relating thereto in the Prospectus; and, at the Time of Purchase, the Trust Agreement will have been duly qualified under the 1939 Act.

                  (l) The Guarantee Agreement, the Remarketing Agreement, the Calculation Agent Agreement and the Agreement as to Expenses and Liabilities have been duly authorized by the Company and, at the Time of Purchase, will have been duly executed and delivered by the Company, and, assuming due authorization, execution and delivery of the Guarantee Agreement, the Remarketing Agreement, the Calculation Agent Agreement and the Agreement as to Expenses and Liabilities by the other respective parties thereto, each of the Guarantee Agreement, Remarketing Agreement, the Calculation Agent Agreement and the Agreement as to Expenses and Liabilities will, at the Time of Purchase, constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms except to the extent that enforcement thereof may be limited by the Enforceability Exceptions, and each of the Guarantee, the Guarantee Agreement, Remarketing Agreement, the Calculation Agent Agreement and the Agreement as to Expenses and Liabilities will conform in all material respects to all statements relating thereto contained in the Prospectus; and, at the Time of Purchase, the Guarantee Agreement will have been duly qualified under the 1939 Act.

                  (m) The Preferred Securities have been duly authorized by the Trust Agreement and, when issued and delivered by the Trust pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and (subject to the terms of the Trust Agreement) fully paid and non-assessable undivided beneficial interests in the assets of the Trust, will be entitled to the benefits of the Trust Agreement and will conform in all material respects to all statements relating thereto contained in the Prospectus; the issuance of the Preferred Securities is not subject to preemptive or other similar rights; (subject to the terms of the Trust Agreement) holders of Preferred Securities will be entitled to the same limitation of personal liability under Delaware law as extended to stockholders of private corporations for profit.


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

                  (n) The Company's obligations under the Guarantee (i) are subordinate and junior in right of payment to all liabilities of the Company, except those obligations or liabilities made pari passu or subordinate by their terms, (ii) are pari passu with the preferred stock issued by the Company and (iii) are senior to all common stock of the Company.

                  (o) The Junior Subordinated Debentures are subordinated and junior in right of payment to all "Senior Indebtedness" (as defined in the Indenture) of the Company.

                  (p) Each of the Administrative Trustees of the Trust is an officer of the Company and has been duly authorized by the Company to execute and deliver the Trust Agreement.

                  (q) Neither the Trust nor the Company nor any of the Company's other subsidiaries is nor, after giving effect to the offering and sale of the Preferred Securities, will be an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (r) The execution, delivery and performance by the Offerors of this Agreement, the Remarketing Agreement, the Calculation Agent Agreement, the Preferred Securities and the Common Securities, by the Company of the Indenture, the Junior Subordinated Debentures, the Guarantee Agreement, the Trust Agreement, the Guarantee and the Agreement as to Expenses and Liabilities and the consummation by the Offerors of the transactions contemplated herein and therein and compliance by the Offerors with their respective obligations hereunder and thereunder shall have been duly authorized by all necessary action (corporate or otherwise) on the part of the Offerors and do not and will not result in any violation of the charter or bylaws of the Company, or the Trust Agreement or related Certificate of Trust and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Trust or the Company under (A) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Trust or the Company is a party or by which either of them may be bound or to which any of their properties may be subject (except for conflicts, breaches or defaults which would not, individually or in the aggregate, be materially adverse to the Trust or the Company or materially adverse to the transactions contemplated by this Agreement), or

                           (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over the Trust or the Company, or any of their respective properties.

                  (s) No authorization, approval, consent or order of any court or governmental authority or agency is necessary in connection with the issuance and sale of the Common Securities or the offering of the Preferred Securities, the Junior Subordinated Debentures or the Guarantee or the transactions contemplated in this Agreement, except (A) such as may be required under the Act or the rules and regulations thereunder; (B) such as may be required under the 1935 Act; (C) the qualification of the Trust Agreement, the Guarantee Agreement and the Indenture under the 1939 Act; and (D) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or "blue sky" laws.

The Offerors' covenants, warranties and representations contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any person, and shall survive the delivery of and payment for the Preferred Securities hereunder.

         6. WARRANTIES OF UNDERWRITERS: Each Underwriter warrants and represents that the information furnished in writing to the Offerors through the Representative for use in the Registration Statement, in the Basic Prospectus, in the Prospectus, or in the Prospectus as amended or supplemented is correct as to such Underwriter. The warranties and representations of such Underwriter contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Offerors or other persons, and shall survive the delivery of and payment for the Preferred Securities hereunder.

         7. INDEMNIFICATION AND CONTRIBUTION:

                  (a) To the extent permitted by law, the Offerors agree to indemnify and hold you harmless, your officers and directors and each person, if any, who controls you within the meaning of Section 15 of the Act, against any and all losses, claims, damages or liabilities, joint or several, to which you, they or any of you or them may become subject under the Act or otherwise, and to reimburse you and such controlling person or persons, if any, for any legal or other expenses incurred by you or them in connection with defending any action, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any alleged untrue statement or untrue statement of a material fact contained in the Registration Statement, in the Basic Prospectus (if used prior to the effective date of this Agreement), or in the Prospectus, or if the Offerors shall furnish or cause to be furnished to you any amendments or any supplements to the Prospectus, in the Prospectus as so amended or supplemented except to the extent that such amendments or supplements relate solely to securities other than the Preferred Securities (provided that if such Prospectus or such Prospectus, as amended or supplemented, is used after the period of time referred to in Section 4(b) hereof, it shall contain such amendments or supplements as the Offerors deem necessary to comply with Section 10(a) of the Act), or arise out of or are based upon any alleged omission or omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any such alleged untrue statement or omission, or untrue statement or omission which was made in the Registration Statement, in the Basic Prospectus or in the Prospectus, or in the Prospectus as so amended or supplemented, in reliance upon and in conformity with information furnished in writing to the Offerors by or through the Representative expressly for use therein or with any statements in or omissions from that part of the Registration Statement that shall constitute the Statement of Eligibility under the 1939 Act of any trustee under any indenture, trust or other agreement or obligation of the Trust or of the Company with respect to the transactions contemplated by this Agreement, and except that this indemnity shall not inure to your benefit (or of any person controlling you) on account of any losses, claims, damages, liabilities or actions arising from the sale of the Preferred Securities to any person if such loss arises from the fact that a copy of the Prospectus, as the same may then be supplemented or amended to the extent such Prospectus was provided to you by the Offerors (excluding, however, any document then incorporated or deemed incorporated therein by reference), was not sent or given by you to such person with or prior to the written confirmation of the sale involved and the alleged omission or alleged untrue statement or omission or untrue statement was corrected in the Prospectus as supplemented or amended at the time of such confirmation, and such Prospectus, as amended or supplemented, was timely delivered to you by the Offerors. You agree promptly after the receipt by you of written notice of the commencement of any action in respect to which indemnity from either Offeror on account of its agreement contained in this Section 7(a) may be sought by you, or by any person controlling you, to notify the Offerors in writing of the commencement thereof, but your omission so to notify the Offerors of any such action shall not release either Offeror from any liability which it may have to you or to such controlling person otherwise than on account of the indemnity agreement contained in this Section 7(a). In case any such action shall be brought against you or any such person controlling you and you shall notify the Offerors of the commencement thereof, as above provided, the

                           Offerors shall be entitled to participate in, and, to the extent that each shall wish, including the selection of counsel (such counsel to be reasonably acceptable to the indemnified party), to direct the defense thereof at the expense of the Offerors. In case the Offerors elect to direct such defense and select such counsel (hereinafter, Offerors' counsel), you or any controlling person shall have the right to employ your own counsel, but, in any such case, the fees and expenses of such counsel shall be at your expense unless (i) the Offerors have agreed in writing to pay such fees and expenses or (ii) the named parties to any such action (including any impleaded parties) include both you or any controlling person and the Offerors and you or any controlling person shall have been advised by your counsel that a conflict of interest between the Offerors and you or any controlling person may arise (and the Offerors' counsel shall have concurred in good faith with such advice) and for this reason it is not desirable for the Offerors' counsel to represent both the indemnifying party and the indemnified party (it being understood, however, that the Offerors shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for you or any controlling person (plus any local counsel retained by you or any controlling person in their reasonable judgment), which firm (or firms) shall be designated in writing by you or any controlling person).

                  (b) Each Underwriter agrees, to the extent permitted by law, severally and not jointly, to indemnify, hold harmless and reimburse the Company, its directors and such of its officers as shall have signed the Registration Statement, the Trust and each person, if any, who controls either Offeror within the meaning of Section 15 of the Act, to the same extent and upon the same terms as the indemnity agreement of the Offerors set forth in Section 7(a) hereof, but only with respect to untrue statements or alleged untrue statements or omissions or alleged omissions made in the Registration Statement, or in the Basic Prospectus, or in the Prospectus, or in the Prospectus as so amended or supplemented, in reliance upon and in conformity with information furnished in writing to the Offerors by the Representative on behalf of such Underwriter expressly for use therein. The Offerors agree promptly after the receipt by it of written notice of the commencement of any action in respect to which indemnity from you on account of your agreement contained in this Section 7(b) may be sought by the Offerors, or by any person controlling the Offerors, to notify you in writing of the commencement thereof, but the Offerors' omission so to notify you of any such action shall not release you from any liability which you may have to the Offerors or to such controlling person otherwise than on account of the indemnity agreement contained in this Section 7(b).

                  (c)      If recovery is not available or insufficient under
                           Section 7(a) or 7(b) hereof for any reason other than as specified therein, the indemnified party shall be entitled to contribution for any and all losses, claims, damages, liabilities and expenses for which such indemnification is so unavailable or insufficient under this Section 7(c). In determining the amount of contribution to which such indemnified party is entitled, there shall be considered the portion of the proceeds of the offering of the Preferred Securities realized, the relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any equitable considerations appropriate under the circumstances. The Offerors and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose) without reference to the considerations called for in the previous sentence. No Underwriter or any person controlling such Underwriter shall be obligated to contribute any amount or amounts hereunder which in the aggregate exceeds the total price of the Preferred Securities purchased by such Underwriter under this Agreement, less the aggregate amount of any damages which such Underwriter and its controlling persons have otherwise been required to pay in respect of the same claim or any substantially similar claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. An Underwriter's obligation to contribute under this Section 7 is in proportion to its purchase obligation and not joint with any other Underwriter.

                  (d) No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such indemnified party.

                  (e) In no event shall any indemnifying party have any liability or responsibility in respect of the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim effected without its prior written consent.

         The agreements contained in this Section 7 hereof shall remain in full force and effect regardless of any investigation made by or on behalf of any person, and shall survive the delivery of and payment for the Preferred Securities hereunder.

         8. DEFAULT OF UNDERWRITERS: If any Underwriter under this Agreement shall fail or refuse (otherwise than for some reason sufficient to justify, in accordance with the terms hereof, the cancellation or termination of its obligations hereunder) to purchase and pay for the aggregate number of Preferred Securities which it has agreed to purchase and pay for hereunder, and the aggregate number of Preferred Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Preferred Securities, the other Underwriters shall be obligated severally in the proportions which the aggregate number of Preferred Securities set forth opposite their names in Exhibit 1 hereto bear to the aggregate number of Preferred Securities set forth opposite the names of all such non-defaulting Underwriters, to purchase the Preferred Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on the terms set forth herein; provided that in no event shall the aggregate number of Preferred Securities which any Underwriter has agreed to purchase pursuant to Section 1 hereof be increased pursuant to this Section 8 by an amount in excess of one-ninth of such aggregate number of Preferred Securities without the written consent of such Underwriter. If any Underwriter or Underwriters shall fail or refuse to purchase Preferred Securities and the aggregate number of Preferred Securities with respect to which such default occurs is more than one-tenth of the aggregate number of the Preferred Securities then this Agreement shall terminate without liability on the part of any non-defaulting Underwriter; provided, however, that the non-defaulting Underwriters may agree, in their sole discretion, to purchase the Preferred Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on the terms set forth herein. In the event of any such termination, the Offerors shall not be under any liability to any Underwriter (except to the extent, if any, provided in Section 4(h) hereof), nor shall any Underwriter (other than an Underwriter who shall have failed or refused to purchase the Preferred Securities without some reason sufficient to justify, in accordance with the terms hereof, its termination of its obligations hereunder) be under any liability to the Offerors or any other Underwriter.

         Nothing herein contained shall release any defaulting Underwriter from its liability to the Offeror or any non-defaulting Underwriter for damages occasioned by its default hereunder.

         9. TERMINATION OF AGREEMENT BY THE UNDERWRITERS: This Agreement may be terminated at any time prior to the Time of Purchase by the Representative if, after the execution and delivery of this Agreement and prior to the Time of Purchase, in the Representative's reasonable judgment, the Underwriters' ability to market the Preferred Securities shall have been materially adversely affected because:

                           (i) trading in securities on the New York Stock Exchange shall have been generally suspended by the Commission or by the New York Stock Exchange or trading in the securities of the Company shall have been suspended by the New York Stock Exchange, or

                           (ii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other national or international calamity or crisis, or

                           (iii) a general banking moratorium shall have been declared by Federal or New York State authorities, or

                           (iv) there shall have been any decrease in the ratings of the Company's debt securities by Moody's Investors Services, Inc. (Moody's) or Standard & Poor's Ratings Services (S&P) or either Moody's or S&P shall publicly announce that it has such debt securities under consideration for possible further downgrade other than what has been announced.

                  If the Representative elects to terminate this Agreement, as provided in this Section 9, the Representative will promptly notify the Offerors by telephone or by telex or facsimile transmission, confirmed in writing. If this Agreement shall not be carried out by any Underwriter for any reason permitted hereunder, or if the sale of the Preferred Securities to the Underwriters as herein contemplated shall not be carried out because the Offerors are not able to comply with the terms hereof, the Offerors shall not be under any obligation under this Agreement and shall not be liable to any Underwriter or to any member of any selling group for the loss of anticipated profits from the transactions contemplated by this Agreement (except that the Offerors shall remain liable to the extent provided in Section 4(h) hereof) and the Underwriters shall be under no liability to the Offerors nor be under any liability under this Agreement to one another.

         10. NOTICES: All notices hereunder shall, unless otherwise expressly provided, be in writing and be delivered at or mailed to the following addresses or by telex or facsimile transmission confirmed in writing to the following addresses: if to the Underwriters, to the Representative at 745 Seventh Avenue, New York, New York 10019 Attention: Preferred Stock/Hybrid Capital Group (fax 212/526-0943), and, if to the Offerors, to Southwestern Electric Power Company, c/o American Electric Power Service Corporation, 1 Riverside Plaza, Columbus, Ohio 43215, Attention: General Counsel (fax 614/716-1687).

         11. PARTIES IN INTEREST: The agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Offerors (including the directors thereof and such of the officers thereof as shall have signed the Registration Statement), the controlling persons, if any, referred to in Section 7 hereof, and their respective successors, assigns, executors and administrators, and, except as expressly otherwise provided in Section 8 hereof, no other person shall acquire or have any right under or by the virtue of this Agreement.

         12. DEFINITION OF CERTAIN TERMS: If there be two or more persons, firms or corporations named in Exhibit 1 hereto, the term "Underwriters", as used herein, shall be deemed to mean the several persons, firms or corporations, so named (including the Representative herein mentioned, if so named) and any party or parties substituted pursuant to Section 8 hereof, and the term "Representative", as used herein, shall be deemed to mean the representative or representatives designated by, or in the manner authorized by, the Underwriters. All obligations of the Underwriters hereunder are several and not joint. If there shall be only one person, firm or corporation named in Exhibit 1 hereto, the term "Underwriters" and the term "Representative", as used herein, shall mean such person, firm or corporation. The term "successors" as used in this Agreement shall not include any purchaser, as such purchaser, of any of the Preferred Securities from any of the respective Underwriters.

         13. CONDITIONS OF THE OFFERORS' OBLIGATIONS: The obligations of the Offerors hereunder are subject to the Underwriters' performance of their obligations hereunder, and the further condition that at the Time of Purchase the Commission shall have issued an appropriate order, and such order shall remain in full force and effect, authorizing the transactions contemplated hereby.

         14. APPLICABLE LAW: This Agreement will be governed and construed in accordance with the laws of the State of New York.

         15. EXECUTION OF COUNTERPARTS: This Agreement may be executed in several counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, on the date first above written.

                          SOUTHWESTERN ELECTRIC POWER COMPANY

                          By:
                             -------------------------------
                             Name:  Wendy G. Hargus
                             Title: Assistant Treasurer


                          SWEPCo CAPITAL TRUST I
                          By: Southwestern Electric Power Company, as Depositor

                          By:
                             -------------------------------
                          Name:  Wendy G. Hargus
                          Title: Assistant Treasurer

LEHMAN BROTHERS INC.
as Representative
and on behalf of the Underwriters
named in Exhibit 1 hereto



By:
   ----------------------------------
   Name:
   Title:

                                    EXHIBIT 1

NAME OF UNDERWRITER                             NUMBER OF PREFERRED SECURITIES
-------------------                             ------------------------------
Lehman Brothers Inc.                                        86,900
Danske Markets Inc.                                          7,700
Mellon Financial Markets, LLC                                7,700
TD Securities (USA) Inc.                                     7,700
                                                          --------

TOTAL                                                      110,000
                                                          ========

                                                                       EXHIBIT 2



Initial public offering price per
Preferred Security (and purchase
price per security to be paid by
the several Underwriters):  $996.40


Compensation per Preferred Security
to be paid by the Company to the
several Underwriters in respect of
their commitments:  $10.00 per
Preferred Security